Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.

Reports Unaudited Third Quarter and Year to Date 2025 Earnings

Moosic, PA, October 30, 2025/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples” or the “Company”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company (the “Bank”), today reported unaudited financial results at and for the three and nine months ended September 30, 2025.

Peoples reported net income of $15.2 million, or $1.51 per diluted share for the three months ended September 30, 2025, compared to net income of $17.0 million, or $1.68 per diluted share for the three months ended June 30, 2025 and a net loss of $4.3 million, or $0.43 per diluted share for the three months ended September 30, 2024. Return on average assets (“ROAA”) and return on average equity (“ROAE”) on an annualized basis for the three months ended September 30, 2025, was 1.19% and 12.02% compared to 1.36% and 13.87% for the three months ended June 30, 2025, and (0.33)% and (3.58)% for the three months ended September 30, 2024. Net income in the current quarter was negatively impacted by the recognition of a $0.6 million pre-tax loss on the pending sale of several administrative properties along with higher occupancy expenses associated with the Company’s transition into its new headquarters. Net income in the third quarter of 2024 included $9.7 million in acquisition-related expenses.

For the nine months ended September 30, 2025, net income was $47.2 million, or $4.69 per diluted share, compared to $2.4 million, or $0.30 per diluted share for the comparable period of 2024. The increase in net income for the current year to date period of $44.8 million was due primarily to higher net interest income and noninterest income, and a lower provision for credit losses which more than offset an increase in noninterest expenses. On July 1, 2024, the Company completed its merger with FNCB Bancorp, Inc. (“FNCB,” such merger the “FNCB merger”). Higher levels of interest-earning assets, higher transaction volumes and purchase accounting related accretion resulting from the FNCB merger resulted in the increase in net interest income and noninterest income when compared to the prior year period.

“We are extremely pleased with another strong quarter driven by disciplined credit quality and balance sheet management,” stated Gerard A. Champi, Chief Executive Officer. “We are building for the future with a focus on efficiency, enhanced customer service and long-term growth as we centralize operations in our new corporate headquarters.”

The Company's consolidated financial results for any periods ended or including periods prior to July 1, 2024, do not reflect the financial results of FNCB and its subsidiaries.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, and tax-equivalent net interest income and related ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition-related expenses and merger-related adjustments to the allowance for credit losses (“ACL”) for nonrecurring provisions for purchase credit deteriorated (“PCD”) and non-PCD loans. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends.  Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables.  The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

NOTABLES IN THE QUARTER

●	Non-performing assets to total assets improved to 0.33% at September 30, 2025 compared to 0.34% at June 30, 2025 and 0.45% at December 31, 2024, and non-performing assets to total loans, net and foreclosed assets improved to 0.42% at September 30, 2025 compared to 0.44% at June 30, 2025 and 0.58% at December 31, 2024.

●	ROAE on an annualized basis was 12.02% for the three months ended September 30, 2025 compared to 13.87% for the three months ended June 30, 2025, and (3.58)% for the three months ended September 30, 2024.
●	ROAA on an annualized basis was 1.19% for the three months ended September 30, 2025 compared to 1.36% for the three months ended June 30, 2025, and (0.33)% for the three months ended September 30, 2024.
●	Book value per common share at September 30, 2025 increased to $50.95 as compared to $49.44 and $47.53 at June 30, 2025, and September 30, 2024, respectively.
●	Tangible book value per common share, a non-GAAP measure[1], increased to $40.43 on September 30, 2025, compared to $38.75 and $36.24 at June 30, 2025, and September 30, 2024, respectively.
●	Loans increased $18.8 million, or 1.9%, on an annualized basis during the three months ended September 30, 2025.
●	The Company completed its move to new corporate headquarters in Moosic, PA.

INCOME STATEMENT REVIEW

●	Net interest margin (“NIM”), calculated on a fully taxable equivalent (“FTE”) basis, a non-GAAP measure[1], for the three months ended September 30, 2025, was 3.54%, an increase of 28 basis points compared to 3.26% for the three months ended September 30, 2024.
●	The tax-equivalent yield on interest-earning assets, a non-GAAP measure[1], decreased 7 basis points to 5.56% for the three months ended September 30, 2025, from 5.63% for the three months ended September 30, 2024.
●	The cost of funds, which represents the average rate paid on total interest-bearing liabilities, decreased 28 basis points to 2.64% for the three months ended September 30, 2025, when compared to 2.89% for the three months ended September 30, 2024.
●	The cost of interest-bearing deposits decreased 37 basis points for the three months ended September 30, 2025 to 2.39% from 2.76% in the three months ended September 30, 2024.
●	The cost of total deposits, which includes the impact of noninterest-bearing deposits was 1.88% for the three months ended September 30, 2025, a decrease of 45 basis points from 2.33% for the three months ended September 30, 2024.
●	The efficiency ratio[1] was 56.52% for the three months ended September 30, 2025, compared to 53.14% for the three months ended September 30, 2024.

Third Quarter 2025 Results – Comparison to Third Quarter 2024

Net interest income on an FTE basis for the three months ended September 30, 2025 increased $1.9 million to $41.9 million from $40.0 million for the three months ended September 30, 2024. The increase in FTE net interest income was due to a $3.1 million decrease in tax-equivalent interest income, a non-GAAP measure1, that was more than offset by a $5.0 million decrease in interest expense.

The reduction in FTE interest income resulted primarily from decreases in average loan, investment and federal funds sold balances, coupled with a reduction in accretion associated with purchase accounting fair value discounts. Average loans, net, decreased $62.6 million for the three months ended September 30, 2025, compared to the prior year three-month period ended September 30, 2024. Average investments totaled $651.8 million in the three months ended September 30, 2025, and $700.6 million in the three months ended September 30, 2024, a decrease of $48.8 million. Average federal funds sold decreased $58.7 million to $33.5 million for the three months ended September 30, 2025, from $92.2 million for the three months ended September 30, 2024. Accretion associated with purchase accounting fair

1 See reconciliation of non-GAAP financial measures on pg.18-20.

value discounts on purchased loans was $3.7 million for the three months ended September 30, 2025, a decrease of $1.0 million from $4.7 million for the same period of 2024.

The decrease in interest expense, comparing the three month periods ended September 30, 2025, and September 30, 2024, was due primarily to decreases in average deposit rates, coupled with a reduction in higher cost brokered deposits, partially offset by increases in average volumes and rates on borrowed funds, which were largely related to the net new issuance of subordinated debt in the second quarter of 2025. Average interest-bearing deposits decreased $448.8 million and represented 78.7% of total average deposits for the three months ended September 30, 2025, as compared to 84.2% for the three months ended September 30, 2024. Average brokered deposits decreased $210.9 million to $178.6 million for the three months ended September 30, 2025, from $389.5 million for the comparable three-month period of 2024. Average noninterest bearing deposits increased $191.6 million and represented 21.3% of total average deposits in the three months ended September 30, 2025, as compared to 15.8% in the three months ended September 30, 2024.

Average total borrowings increased $53.3 million for the three months ended September 30, 2025, as compared to the same period of 2024, which was primarily due to the new issuance of subordinated debt which occurred in the second quarter of 2025. Additionally, the Company’s cost of borrowings increased 67 basis points to 6.01% for the three months ended September 30, 2025, compared to 5.34% for the same three months of 2024. In June 2025, the Company called and redeemed $33 million of its subordinated notes due in June 2030 that repriced to 9.08% and issued $85 million in fixed-to-floating rate subordinated notes due June 2035 at an initial fixed rate through June 2030 of 7.75%.

Short-term borrowings averaged $29.2 million for the three-month period ended September 30, 2025, at an average cost of 4.63% compared to $43.9 million at an average cost of 4.98% during the comparable three-month period in 2024. Long-term debt averaged $129.5 million for the three-month period ended September 30, 2025, at an average cost of 4.62% compared to $111.8 million at an average cost of 4.94% for the three months ended September 30, 2024. Subordinated debt averaged $83.1 million for the three-month period ended September 30, 2025, at an average cost of 8.34% compared to $33.0 million at an average cost of 5.34% for the three months ended September 30, 2024.

For the three months ended September 30, 2025, $0.8 million was credited to the provision for credit losses compared to an expense of $14.5 million in the prior year’s same quarter. The current year credit was due primarily to a reduction in specific reserves on individually evaluated loans associated with a reduction in nonperforming loans coupled with a decline in the overall model loss rate. The provision for the third quarter of 2024 included a non-recurring provision of $14.3 million for non-PCD loans acquired in the FNCB merger.

Noninterest income was $5.5 million and $5.7 million for the three months ended September 30, 2025, and 2024, respectively. The current year quarter includes a $0.6 million loss on the pending sale of administrative offices, as the Company has commenced consolidating operations to a new corporate center. The prior year quarter included gains of $0.2 million on equity investments versus a negligible loss in the current year’s quarter. Wealth management income increased $0.2 million and interest rate swap income increased $0.2 million due to an increase in transactions.

Noninterest expense decreased $6.8 million to $28.7 million for the three months ended September 30, 2025, from $35.5 million for the three months ended September 30, 2024, which primarily reflected a reduction in acquisition-related expenses partially offset by increases in salaries and employee benefits, occupancy and equipment expenses and other expenses. Acquisition-related expenses were $9.7 million in the quarter ended September 30, 2024, with only negligible expenses in the current year’s quarter. Salaries and employee benefits increased $0.9 million to $14.1 million for the three months ended September 30, 2025 from $13.2 million for the same three months of 2024 due primarily to higher incentive compensation accruals. Net occupancy and equipment expenses increased $0.8 million from the prior year’s quarter, which included higher lease and maintenance expenses. Other expenses increased $1.4 million to $5.2 million for the quarter ending September 30, 2025, from $3.8 million for the prior year’s quarter. The increase in other expenses was primarily related to an increase in the provision for unfunded commitments. The Company recorded a provision for unfunded commitments of $0.2 million in the third quarter of 2025 compared to a credit to the provision for unfunded commitments of $0.8 million for the same quarter of 2024.

Income tax expense was $3.6 million for the three months ended September 30, 2025, compared to a benefit of $0.7 million for the three months ended September 30, 2024. The effective tax rate was 19.1% for the three months ended September 30, 2025, and 13.2% of pre-tax loss for the three months ended September 30, 2024, respectively.

Nine-Month Results – Comparison to Prior Year First Nine Months

Net interest income for the nine months ended September 30, 2025 increased $45.4 million to $122.9 million from $77.5 million for the nine months ended September 30, 2024. FTE net interest income, a non-GAAP measure1, for the nine months ended September 30, 2025 increased $45.9 million to $125.0 million from $79.1 million for the nine months ended September 30, 2024.

Tax-equivalent interest income, a non-GAAP measure1, increased $47.7 million to $195.1 million due to higher levels of interest-earning assets such as loans and investments and an additional $7.4 million from accretion of purchase accounting marks on loans. Average loans increased $726.4 million and average investments increased $52.0 million comparing the nine months ended September 30, 2025 and 2024, primarily due to assets the Company acquired in the FNCB merger. The tax-equivalent yield on interest-earning assets, a non-GAAP measure1 was 5.58% for the first nine months of 2025 compared to 5.01% for the nine months ended September 30, 2024. Loan yields increased 49 basis points to 5.99% while investment yields increased 82 basis points to 3.11% for the nine months ended September 30, 2025.

Partially offsetting the increase in tax-equivalent interest income was a $1.8 million increase in interest expense to $70.0 million for the nine months ended September 30, 2025, from $68.2 million for the nine months ended September 30, 2024, which was primarily caused by higher volumes of interest-bearing liabilities, partially offset by a reduction in funding costs. Average interest-bearing liabilities increased $498.0 million to $3.6 billion from $3.1 billion comparing the year-to-date periods of 2025 and 2024, which reflected higher volumes of both deposits and borrowings. The cost of interest-bearing liabilities during the nine-month period ended September 30, 2025 decreased 33 basis points to 2.61% from 2.94% for the nine months ended September 30, 2024. The cost of interest-bearing deposit products decreased 43 basis points to 2.42% for the nine months ended September 30, 2025 from 2.85% for the comparable prior year period, while borrowing costs increased 44 basis points to 5.69% from 5.25% for the nine months ended September 30, 2024. The increase in the cost of borrowed funds was largely due to the previously mentioned issuance of new subordinated debt, partially offset by a reduction in market rates for short-term borrowings.

For the nine months ended September 30, 2025, a credit to the provision for credit losses of $0.9 million was recorded compared to a prior year provision of $15.8 million. The current year credit was due primarily to a reduction in specific reserves on individually evaluated loans associated with a reduction in nonperforming loans coupled with a decline in the overall model loss rate. The prior year provision included non-recurring provision of $14.3 million for non-PCD loans acquired in the FNCB merger.

Noninterest income was $18.0 million for the nine months ended September 30, 2025 and $12.7 million for the comparable period ended September 30, 2024.  The increase in non-interest income was attributable to the increased size and scale of the Company following the merger. Comparing the year-to-date periods of 2025 and 2024, service charges and fees increased $3.2 million. Wealth management income increased $0.7 million, BOLI cash surrender value increased $0.5 million and merchant services income increased $0.5 million.

Noninterest expense for the nine months ended September 30, 2025 was $84.3 million, an increase of $12.6 million from $71.7 million for the nine months ended September 30, 2024. Almost all noninterest expense line items increased as a result of the FNCB merger and the expanded operations of the combined Company. Salaries and employee benefits expenses increased $10.9 million compared to the year ago period due to the addition of 195 full-time employees from the FNCB merger. Occupancy and equipment expenses were higher by $4.4 million in the current period due to increased technology costs related to system integration and increased account and transaction volumes, and higher facilities costs. Amortization of intangible assets increased $3.2 million in the nine months ended September 30, 2025, on the amortization of merger-related intangibles, primarily core deposit intangibles. Partially offsetting these increases was a decrease in merger-related expenses to $0.2 million for the nine months ended September 30, 2025 from $11.2 million for the nine months ended September 30, 2024. The efficiency ratio a non-GAAP, measure1, improved to 55.38% for the nine months ended September 30, 2025 compared to 64.21% for the respective nine months of 2024.

The provision for income taxes for the nine months ended September 30, 2025 totaled $10.3 million and the effective tax rate was 17.9% as compared to $0.2 million and 9.1% in the prior period.

1 See reconciliation of non-GAAP financial measures on pg.18-20.

BALANCE SHEET REVIEW

At September 30, 2025, total assets, loans, and deposits were $5.2 billion, $4.0 billion, and $4.3 billion, respectively.

Total loans, which were $4.0 billion at September 30, 2025, increased $22.9 million as compared to December 31, 2024. Increases in commercial loans and residential real estate loans were partially offset by reductions in commercial real estate, equipment financing, and indirect auto loans.

Total investments were $610.3 million at September 30, 2025, compared to $606.9 million at December 31, 2024. At September 30, 2025, the available for sale securities totaled $534.5 million and the held to maturity securities totaled $73.3 million. The unrealized loss on the available for sale securities decreased $14.9 million from $49.0 million at December 31, 2024, to $34.1 million at September 30, 2025. The unrealized losses on the held to maturity portfolio totaled $9.7 million and $13.0 million at September 30, 2025, and December 31, 2024, respectively.

Total deposits decreased $117.8 million to $4.3 billion at September 30, 2025, due primarily to reductions in brokered CDs. Noninterest-bearing deposits decreased $23.5 million to $912.0 million at September 30, 2025, from $935.5 million at December 31, 2024, and interest-bearing deposits decreased $94.3 million to $3.4 billion at September 30, 2025, from $3.5 billion at December 31, 2024. Additionally, the Company had $162.2 million and $256.4 million of longer-term brokered CDs at September 30, 2025, and December 31, 2024, respectively. As part of strategic balance sheet management initiatives, the Company reduced its higher rate brokered CD portfolio by $94.2 million during the first nine months of 2025.

The Company’s deposit base is diversified and consisted of 40.9% retail accounts, 36.4% commercial accounts, 18.9% municipal relationships and 3.8% brokered deposits at September 30, 2025. At September 30, 2025, total uninsured deposits were approximately $1.4 billion, or 32.3% of total deposits. Included in the uninsured total at September 30, 2025, were $398.6 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $1.4 million of affiliate company deposits.

In addition to deposit gathering and current long-term debt, the Company has additional sources of liquidity available such as cash and cash equivalents, overnight borrowings from the FHLB, the Federal Reserve’s Discount Window, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. At September 30, 2025, available borrowing capacity totaled $1.1 billion at the FHLB and $388.3 million at the Federal Reserve’s Discount Window. At September 30, 2025, the Company had $179.9 million in cash and cash equivalents, an increase of $44.1 million from $135.8 million at December 31, 2024. For additional information on the deposit portfolio and additional sources of liquidity, see the tables on page 16.

The Company maintained its well capitalized position at September 30, 2025. Stockholders’ equity equaled $509.3 million or $50.95 per share at September 30, 2025, compared to $469.0 million or $46.94 per share at December 31, 2024. The increase in stockholders’ equity from December 31, 2024, is primarily attributable to net income less dividends to shareholders and an $11.5 million decrease to accumulated other comprehensive loss (“AOCL”) resulting primarily from a reduction in the unrealized loss on available for sale securities. The net after tax unrealized loss on available for sale securities included in AOCL at September 30, 2025, and December 31, 2024, was $26.7 million and $38.3 million, respectively.

Tangible book value, a non-GAAP measure1, increased to $40.43 per share at September 30, 2025, from $35.88 per share at December 31, 2024. Dividends declared for the nine months ended September 30, 2025 amounted to $1.86 per share.

ASSET QUALITY REVIEW

Nonperforming assets, which include nonperforming loans, loans past due 90 days or more and still accruing, and foreclosed assets, were $16.8 million or 0.42% of loans, net, and foreclosed assets at September 30, 2025, compared to $23.0 million or 0.58% of loans, net, and foreclosed assets at December 31, 2024. As a percentage of total assets, nonperforming assets were 0.33% at September 30, 2025, compared to 0.45% at December 31, 2024. At September 30,

1 See reconciliation of non-GAAP financial measures on pg.18-20.

2025, the Company had one foreclosed commercial property recorded at $1.5 million compared to one foreclosed residential property recorded at $27 thousand at December 31, 2024.

During the nine months ended September 30, 2025, net charge-offs totaled $1.1 million and the Company recognized a credit to the provision for credit losses of $0.9 million. During the three months ended September 30, 2025, net charge-offs were $0.2 million and the credit to the provision for credit losses was $0.8 million. The allowance for credit losses equaled $39.8 million or 0.99% of loans, net, at September 30, 2025, compared to $41.8 million or 1.05% of loans, net, at December 31, 2024.

About Peoples:

Peoples Financial Services Corp. is the bank holding company of Peoples Security Bank and Trust Company, an independent community bank serving its retail and commercial customers through 39 full-service community banking offices located within Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations, and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, and local and timely decision making. For more information visit psbt.com.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and its subsidiaries (collectively, “Peoples”) and other statements that are not historical facts that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that undue reliance should not be placed on forward-looking statements and that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: macroeconomic trends, including interest rates and inflation and their effect on our investment values; the effects of any recession in the United States; political instability and the consequences thereof, such as the recent shutdown of the U.S. federal government; the impact on financial markets from geopolitical conflict, including from wars, military conflict or trade policies, including tariffs, retaliatory tariffs, tariff counter-measures, or the threat of such actions; impairment charges relating to our investment portfolio; credit risks in connection with our lending activities; the economic health of our market area; our exposure to commercial and industrial, construction, commercial real estate, and equipment finance loans; our ability to maintain an adequate allowance for credit losses; access to liquidity; the strength of our customer deposit levels; unrealized losses; reliance on our subsidiaries; accounting procedures, policies and requirements; changes in the value of goodwill; future pension plan costs; our ability to retain key personnel; the strength of our disclosure controls and procedures; environmental liabilities; reliance on third-party vendors and service providers; competition from non-bank entities; the development and us of AI in business processes, services, and products; our ability to prevent, detect and respond to cybersecurity threats and incidents; a failure of information technology, whether due to a breach, cybersecurity incident, or ability to keep pace with growth and developments; our ability to comply with privacy and data protection requirements; changes in U.S. or regional economic conditions; our ability to compete effectively in our industry; the soundness of other financial institutions; adverse changes (or the threat of such changes) in laws and regulations; fiscal and monetary policies of the federal government and its agencies; a failure to meet minimum capital requirements; our ability to realize the anticipated benefits of the FNCB merger; future acquisitions or a change in control; and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2025	2025	2025	2024	2024
Key performance data:
Share and per share amounts:
Net income (loss)	$1.51	$1.68	$1.49	$0.61	$(0.43)
Core net income (1)	$1.51	$1.69	$1.51	$0.99	$1.64
Core net income (PPNR) (1)	$1.81	$2.03	$1.83	$1.46	$1.83
Cash dividends declared	$0.62	$0.62	$0.62	$0.62	$0.62
Book value	$50.95	$49.44	$48.21	$46.94	$47.53
Tangible book value (1)	$40.43	$38.75	$37.35	$35.88	$36.24
Market value:
High	$53.69	$51.21	$53.70	$58.76	$50.49
Low	$46.90	$40.67	$44.47	$44.73	$41.44
Closing	$48.61	$49.37	$44.47	$51.18	$46.88
Market capitalization	$485,837	$493,438	$444,499	$511,325	$468,549
Common shares outstanding	9,994,595	9,994,696	9,995,483	9,990,724	9,994,648
Selected ratios:
Return on average stockholders’ equity	12.02%	13.87%	12.70%	5.07%	(3.58)%
Core return on average stockholders’ equity (1)	12.03%	13.92%	12.80%	8.31%	13.61%
Return on average tangible stockholders’ equity (1)	15.24%	17.73%	16.46%	6.62%	(4.67)%
Core return on average tangible stockholders’ equity (1)	15.25%	17.79%	16.59%	10.87%	17.77%
Return on average assets	1.19%	1.36%	1.22%	0.47%	(0.33)%
Core return on average assets (1)	1.19%	1.36%	1.23%	0.76%	1.24%
Stockholders’ equity to total assets	9.87%	9.67%	9.64%	9.21%	8.86%
Efficiency ratio (1)(2)	56.52%	53.92%	55.77%	63.03%	53.14%
Nonperforming assets to loans, net, and foreclosed assets	0.42%	0.44%	0.59%	0.58%	0.53%
Nonperforming assets to total assets	0.33%	0.34%	0.47%	0.45%	0.41%
Net charge-offs to average loans, net	0.02%	0.00%	0.09%	0.09%	0.01%
Allowance for credit losses to loans, net	0.99%	1.02%	1.03%	1.05%	0.97%
Interest-bearing assets yield (FTE) (3)	5.56%	5.68%	5.50%	5.51%	5.63%
Cost of funds	2.64%	2.60%	2.58%	2.88%	2.89%
Net interest spread (FTE) (3)	2.92%	3.08%	2.92%	2.62%	2.74%
Net interest margin (FTE) (1)(3)	3.54%	3.69%	3.50%	3.25%	3.26%

(1)	See Reconciliation of Non-GAAP financial measures on pages 18-20.
(2)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale and net gains (losses) on sales of fixed assets.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Sept 30	Sept 30
Nine months ended	2025	2024
Interest income:
Interest and fees on loans:
Taxable	$170,292	$127,859
Tax-exempt	6,698	5,116
Interest and dividends on investment securities:
Taxable	13,073	8,561
Tax-exempt	1,332	1,153
Dividends	128	59
Interest on interest-bearing deposits in other banks	310	385
Interest on federal funds sold	1,092	2,524
Total interest income	192,925	145,657
Interest expense:
Interest on deposits	61,344	63,216
Interest on short-term borrowings	976	1,444
Interest on long-term debt	3,897	1,929
Interest on subordinated debt	3,217	1,330
Interest on junior subordinated debt	563	260
Total interest expense	69,997	68,179
Net interest income	122,928	77,478
(Credit to) provision for credit losses	(877)	15,762
Net interest income after (credit to) provision for credit losses	123,805	61,716
Noninterest income:
Service charges, fees, commissions and other	10,454	7,304
Merchant services income	1,136	598
Commissions and fees on fiduciary activities	1,707	1,717
Wealth management income	2,219	1,486
Mortgage banking income	387	263
Increase in cash surrender value of life insurance	1,604	1,116
Interest rate swap income	389	25
Net gains on equity investments	43	155
Net gains on sale of fixed assets	65	1
Total noninterest income	18,004	12,665
Noninterest expense:
Salaries and employee benefits expense	41,370	30,459
Net occupancy and equipment expense	20,115	15,745
Acquisition related expenses	236	11,210
Amortization of intangible assets	4,882	1,665
FDIC insurance and assessments	2,605	1,907
Other expenses	15,085	10,742
Total noninterest expense	84,293	71,728
Income before income taxes	57,516	2,653
Provision for income tax expense	10,305	242
Net income	$47,211	$2,411
Other comprehensive income:
Unrealized gains on investment securities available for sale	$14,846	$12,744
Reclassification adjustment for gains on available for sale securities included in net income		(1)
Change in derivative fair value	(114)	(185)
Income tax expense related to other comprehensive income	3,213	2,748
Other comprehensive income, net of income tax expense	11,519	9,810
Comprehensive income	$58,730	$12,221
Share and per share amounts:
Net income - basic	$4.72	$0.30
Net income - diluted	4.69	0.30
Cash dividends declared	$1.86	$1.44
Average common shares outstanding - basic	9,994,175	8,039,734
Average common shares outstanding - diluted	10,070,947	8,094,036

Peoples Financial Services Corp.

Consolidated Statements of Income (Loss) (Unaudited)

(In thousands, except per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2025	2025	2025	2024	2024
Interest income:
Interest and fees on loans:
Taxable	$57,621	$57,459	$55,212	$57,048	$59,411
Tax-exempt	2,151	2,302	2,245	2,238	2,299
Interest and dividends on investment securities:
Taxable	4,335	4,604	4,134	4,359	4,739
Tax-exempt	537	399	396	397	411
Dividends	47	40	41	40	55
Interest on interest-bearing deposits in other banks	101	96	113	113	150
Interest on federal funds sold	372	435	285	1,608	1,218
Total interest income	65,164	65,335	62,426	65,803	68,283
Interest expense:
Interest on deposits	20,194	20,303	20,847	24,718	26,398
Interest on short-term borrowings	341	410	225	474	550
Interest on long-term debt	1,509	1,211	1,177	1,389	1,389
Interest on subordinated debt	1,748	1,026	443	444	443
Interest on junior subordinated debt	189	188	186	267	260
Total interest expense	23,981	23,138	22,878	27,292	29,040
Net interest income	41,183	42,197	39,548	38,511	39,243
(Credit to) provision for credit losses	(838)	(239)	200	3,369	14,458
Net interest income after (credit to) provision for credit losses	42,021	42,436	39,348	35,142	24,785
Noninterest income:
Service charges, fees, commissions and other	3,386	3,664	3,404	3,368	3,384
Merchant services income	321	584	231	298	223
Commissions and fees on fiduciary activities	607	563	537	553	649
Wealth management income	950	619	650	633	708
Mortgage banking income	148	125	114	126	84
Increase in cash surrender value of life insurance	543	535	526	456	551
Interest rate swap income (loss)	182	164	43	260	(53)
Net (losses) gains on equity investments	(21)	(7)	71	(23)	175
Net gains on sale of investment securities available for sale					1
Net (losses) gains on sale of fixed assets	(615)		680	(165)	(3)
Total noninterest income	5,501	6,247	6,256	5,506	5,719
Noninterest expense:
Salaries and employee benefits expense	14,128	13,761	13,481	15,287	13,170
Net occupancy and equipment expense	7,221	6,284	6,610	6,386	6,433
Acquisition related expenses	16	66	154	4,990	9,653
Amortization of intangible assets	1,515	1,684	1,683	1,702	1,665
FDIC insurance and assessments	607	976	1,022	1,251	809
Other expenses	5,191	5,491	4,403	5,217	3,768
Total noninterest expense	28,678	28,262	27,353	34,833	35,498
Income (loss) before income taxes	18,844	20,421	18,251	5,815	(4,994)
Income tax expense (benefit)	3,598	3,465	3,242	(272)	(657)
Net income (loss)	$15,246	$16,956	$15,009	$6,087	$(4,337)
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available for sale	$7,415	$1,859	$5,572	$(10,175)	$15,167
Reclassification adjustment for gains on available for sale securities included in net income					(1)
Change in benefit plan liabilities				1,518
Change in derivative fair value	18	16	(148)	817	(1,424)
Income tax expense (benefit) related to other comprehensive (loss) income	1,621	409	1,183	(1,686)	3,008
Other comprehensive income (loss), net of income tax expense (benefit)	5,812	1,466	4,241	(6,154)	10,734
Comprehensive income (loss)	$21,058	$18,422	$19,250	$(67)	$6,397
Share and per share amounts:
Net income - basic	$1.53	$1.70	$1.50	$0.61	$(0.43)
Net income - diluted	1.51	1.68	1.49	0.61	(0.43)
Cash dividends declared	$0.62	$0.62	$0.62	$0.62	$0.62
Average common shares outstanding - basic	9,994,629	9,994,955	9,992,922	9,994,605	9,987,627
Average common shares outstanding - diluted	10,086,915	10,082,260	10,043,186	10,051,337	10,044,449

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	September 30, 2025			September 30, 2024
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,736,269	$57,621	6.12%	$3,790,138	$59,411	6.24%
Tax-exempt	269,757	2,722	4.00	278,496	2,910	4.16
Total loans	4,006,026	60,343	5.98	4,068,634	62,321	6.09
Investments:
Taxable	553,151	4,382	3.14	611,032	4,794	3.12
Tax-exempt	98,608	680	2.74	89,532	520	2.31
Total investments	651,759	5,062	3.08	700,564	5,314	3.02
Interest-bearing deposits	9,441	101	4.24	10,820	150	5.55
Federal funds sold	33,443	372	4.41	92,171	1,218	5.26
Total earning assets	4,700,669	65,878	5.56%	4,872,189	69,003	5.63%
Less: allowance for credit losses	41,576			37,535
Other assets	408,385			456,540
Total assets	$5,067,478	$65,878		$5,291,194	$69,003
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$986,100	$7,542	3.03%	$906,842	$8,231	3.61%
Interest-bearing demand and NOW accounts	1,181,655	6,271	2.11	1,414,228	6,888	1.94
Savings accounts	496,256	389	0.31	518,038	392	0.30
Time deposits less than $100	341,825	2,923	3.39	687,511	6,279	3.63
Time deposits $100 or more	347,723	3,069	3.50	275,786	4,608	6.65
Total interest-bearing deposits	3,353,559	20,194	2.39	3,802,405	26,398	2.76
Short-term borrowings	29,208	341	4.63	43,895	550	4.98
Long-term debt	129,524	1,509	4.62	111,804	1,389	4.94
Subordinated debt	83,149	1,748	8.34	33,000	443	5.34
Junior subordinated debt	8,098	189	9.26	8,000	260	12.93
Total borrowings	249,979	3,787	6.01	196,699	2,642	5.34
Total interest-bearing liabilities	3,603,538	23,981	2.64%	3,999,104	29,040	2.89%
Noninterest-bearing deposits	905,385			713,776
Other liabilities	55,530			96,177
Stockholders’ equity	503,025			482,137
Total liabilities and stockholders’ equity	$5,067,478			$5,291,194
Net interest income/spread		$41,897	2.92%		$39,963	2.74%
Net interest margin			3.54%			3.26%
Tax-equivalent adjustments:
Loans		$571			$611
Investments		143			109
Total adjustments		$714			$720

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,714,153	$170,292	6.13%	$3,022,988	$127,859	5.65%
Tax-exempt	277,533	8,478	4.08	242,293	6,476	3.57
Total loans	3,991,686	178,770	5.99	3,265,281	134,335	5.50
Investments:
Taxable	549,818	13,201	3.21	501,100	8,620	2.30
Tax-exempt	90,902	1,686	2.48	87,612	1,459	2.22
Total investments	640,720	14,887	3.11	588,712	10,079	2.29
Interest-bearing deposits	9,935	310	4.17	9,541	385	5.39
Federal funds sold	32,863	1,092	4.44	61,635	2,524	5.47
Total earning assets	4,675,204	195,059	5.58%	3,925,169	147,323	5.01%
Less: allowance for credit losses	41,830			27,660
Other assets	399,098			294,186
Total assets	$5,032,472	$195,059		$4,191,695	$147,323
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$953,679	$21,104	2.96%	$792,391	$22,116	3.73%
Interest-bearing demand and NOW accounts	1,191,733	18,568	2.08	977,722	16,125	2.20
Savings accounts	498,998	1,127	0.30	450,161	947	0.28
Time deposits less than $100	389,807	11,142	3.82	475,194	19,420	5.46
Time deposits $100 or more	353,753	9,403	3.55	271,765	4,608	2.26
Total interest-bearing deposits	3,387,970	61,344	2.42	2,967,233	63,216	2.85
Short-term borrowings	28,357	976	4.60	36,349	1,446	5.31
Long-term debt	109,569	3,897	4.76	54,147	1,928	4.76
Subordinated debt	57,440	3,217	7.49	33,000	1,330	5.38
Junior subordinated debt	8,075	563	9.32	2,692	260	12.90
Total borrowings	203,441	8,653	5.69	126,188	4,964	5.25
Total interest-bearing liabilities	3,591,411	69,997	2.61%	3,093,421	68,180	2.94%
Noninterest-bearing deposits	892,661			650,446
Other liabilities	57,466			59,622
Stockholders’ equity	490,934			388,206
Total liabilities and stockholders’ equity	$5,032,472			$4,191,695
Net interest income/spread		$125,062	2.97%		$79,143	2.07%
Net interest margin			3.58%			2.69%
Tax-equivalent adjustments:
Loans		$1,780			$1,360
Investments		354			306
Total adjustments		$2,134			$1,666

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2025	2025	2025	2024	2024
Net interest income:
Interest income:
Loans, net:
Taxable	$57,621	$57,459	$55,212	$57,048	$59,411
Tax-exempt	2,722	2,914	2,842	2,834	2,910
Total loans, net	60,343	60,373	58,054	59,882	62,321
Investments:
Taxable	4,382	4,644	4,175	4,399	4,794
Tax-exempt	680	505	501	502	520
Total investments	5,062	5,149	4,676	4,901	5,314
Interest on interest-bearing balances in other banks	101	96	113	113	150
Federal funds sold	372	435	285	1,608	1,218
Total interest income	65,878	66,053	63,128	66,504	69,003
Interest expense:
Deposits	20,194	20,303	20,847	24,718	26,398
Short-term borrowings	341	410	225	474	550
Long-term debt	1,509	1,211	1,177	1,389	1,389
Subordinated debt	1,748	1,026	443	444	443
Junior subordinated debt	189	188	186	267	260
Total interest expense	23,981	23,138	22,878	27,292	29,040
Net interest income	$41,897	$42,915	$40,250	$39,212	$39,963
Loans, net:
Taxable	6.12%	6.22%	6.05%	6.04%	6.24%
Tax-exempt	4.00%	4.14%	4.11%	4.05%	4.16%
Total loans, net	5.98%	6.07%	5.92%	5.90%	6.09%
Investments:
Taxable	3.14%	3.45%	3.05%	3.23%	3.12%
Tax-exempt	2.74%	2.33%	2.33%	2.29%	2.31%
Total investments	3.08%	3.29%	2.95%	3.10%	3.02%
Interest-bearing balances with banks	4.24%	4.19%	4.09%	4.93%	5.55%
Federal funds sold	4.41%	4.46%	4.45%	4.94%	5.26%
Total interest-earning assets	5.56%	5.68%	5.50%	5.51%	5.63%
Interest expense:
Deposits	2.39%	2.41%	2.46%	2.75%	2.76%
Short-term borrowings	4.63%	4.62%	4.52%	4.80%	4.98%
Long-term debt	4.62%	4.81%	4.88%	4.97%	4.94%
Subordinated debt	8.34%	7.40%	5.44%	5.35%	5.34%
Junior subordinated debt	9.26%	9.34%	9.37%	13.23%	12.93%
Total interest-bearing liabilities	2.64%	2.60%	2.58%	2.88%	2.89%
Net interest spread	2.92%	3.08%	2.92%	2.62%	2.74%
Net interest margin	3.54%	3.69%	3.50%	3.25%	3.26%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At period end	2025	2025	2025	2024	2024
Assets:
Cash and due from banks	$62,133	$60,173	$60,125	$47,029	$97,090
Interest-bearing balances in other banks	9,492	9,646	9,196	8,593	10,286
Federal funds sold	108,298	105,920	7,781	80,229	178,093
Investment securities:
Available for sale	534,521	505,181	503,043	526,329	562,486
Held to maturity	73,286	75,137	76,689	78,184	79,861
Equity investments carried at fair value	2,473	2,494	2,500	2,430	3,921
Total investments	610,280	582,812	582,232	606,943	646,268
Loans held for sale	816	547	420		803
Loans	4,016,367	3,997,525	3,991,539	3,993,505	4,069,683
Less: allowance for credit losses	39,843	40,890	41,054	41,776	39,341
Net loans	3,976,524	3,956,635	3,950,485	3,951,729	4,030,342
Goodwill	75,986	75,986	75,986	75,986	76,958
Premises and equipment, net	77,009	76,896	72,492	73,283	75,877
Bank owned life insurance	88,175	87,635	87,953	87,429	87,401
Deferred tax assets	30,025	31,647	32,628	35,688	33,078
Accrued interest receivable	16,995	15,854	16,436	15,632	17,979
Other intangible assets, net	29,239	30,778	32,488	34,197	35,907
Other assets	74,664	73,350	71,136	74,919	70,056
Total assets	$5,159,636	$5,107,879	$4,999,358	$5,091,657	$5,360,138
Liabilities:
Deposits:
Noninterest-bearing	$912,044	$899,597	$901,398	$935,516	$927,864
Interest-bearing	3,377,687	3,387,752	3,415,529	3,472,036	3,710,000
Total deposits	4,289,731	4,287,349	4,316,927	4,407,552	4,637,864
Short-term borrowings	76,310	76,340	14,840	15,900	37,346
Long-term debt	137,029	103,449	88,403	98,637	111,489
Subordinated debt	83,111	83,164	33,000	33,000	33,000
Junior subordinated debt	8,114	8,088	8,063	8,039	8,015
Accrued interest payable	7,976	4,640	5,439	5,503	6,829
Other liabilities	48,105	50,753	50,832	54,076	50,544
Total liabilities	4,650,376	4,613,783	4,517,504	4,622,707	4,885,087
Stockholders’ equity:
Common stock	20,015	20,015	20,014	19,995	19,993
Capital surplus	250,735	250,468	250,488	250,695	250,578
Retained earnings	267,686	258,601	247,806	238,955	239,021
Accumulated other comprehensive loss	(29,176)	(34,988)	(36,454)	(40,695)	(34,541)
Total stockholders’ equity	509,260	494,096	481,854	468,950	475,051
Total liabilities and stockholders’ equity	$5,159,636	$5,107,879	$4,999,358	$5,091,657	$5,360,138

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At period end	2025	2025	2025	2024	2024
Commercial
Taxable	$597,163	$595,042	$570,966	$556,630	$616,369
Non-taxable	263,921	278,026	282,031	279,390	273,710
Total	861,084	873,068	852,997	836,020	890,079
Real estate
Commercial real estate	2,278,745	2,252,574	2,275,241	2,294,113	2,309,588
Residential	588,520	573,864	560,067	551,383	550,590
Total	2,867,265	2,826,438	2,835,308	2,845,496	2,860,178
Consumer
Indirect Auto	100,298	104,618	108,819	117,914	130,380
Consumer Other	14,212	13,929	14,209	14,955	15,580
Total	114,510	118,547	123,028	132,869	145,960
Equipment Financing	173,508	179,472	180,206	179,120	173,466
Total	$4,016,367	$3,997,525	$3,991,539	$3,993,505	$4,069,683

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At quarter end	2025	2025	2025	2024	2024
Nonperforming assets:
Nonaccrual/restructured loans	$14,386	$17,390	$23,002	$22,499	$20,949
Accruing loans past due 90 days or more	886	72	655	458	569
Foreclosed assets	1,541		27	27	27
Total nonperforming assets	$16,813	$17,462	$23,684	$22,984	$21,545

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2025	2025	2025	2024	2024
Allowance for credit losses:
Beginning balance	$40,890	$41,054	$41,776	$39,341	$23,123
Merger-related adjustments - Non PCD Loans					14,328
Merger-related adjustments - PCD Loans					1,841
Charge-offs	491	1,151	1,233	1,108	534
Recoveries	282	1,226	311	174	453
(Credit to) provision for credit losses	(838)	(239)	200	3,369	130
Ending balance	$39,843	$40,890	$41,054	$41,776	$39,341

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At period end	2025	2025	2025	2024	2024
Interest-bearing deposits:
Money market accounts	$1,026,725	$971,136	$967,661	$936,239	$1,018,575
Interest-bearing demand and NOW accounts	1,186,342	1,200,911	1,177,507	1,238,853	1,229,083
Savings accounts	493,957	500,680	502,851	492,180	509,412
Time deposits less than $250	497,131	543,257	599,127	620,725	824,791
Time deposits $250 or more	173,532	171,768	168,383	184,039	128,139
Total interest-bearing deposits	3,377,687	3,387,752	3,415,529	3,472,036	3,710,000
Noninterest-bearing deposits	912,044	899,597	901,398	935,516	927,864
Total deposits	$4,289,731	$4,287,349	$4,316,927	$4,407,552	$4,637,864

	September 30, 2025
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,756,627	40.9%	94,579	$19
Commercial	1,560,214	36.4	18,475	84
Municipal	810,678	18.9	2,512	323
Brokered	162,212	3.8	14	11,587
Total Deposits	$4,289,731	100.0%	115,580	$37

Uninsured	$1,387,652	32.3%
Insured	2,902,079	67.7

	December 31, 2024
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,779,729	40.4%	98,583	$18
Commercial	1,538,757	34.9	18,675	82
Municipal	832,665	18.9	2,427	343
Brokered	256,401	5.8	28	9,157
Total Deposits	$4,407,552	100.0%	119,713	$37

Uninsured	$1,381,492	31.3%
Insured	3,026,060	68.7

			Total Available
At September 30, 2025	Total Available	Outstanding	for Future Liquidity
FHLB advances (1)	$1,666,431	$606,906	$1,059,525
Federal Reserve - Discount Window	388,269		388,269
Correspondent bank lines of credit	18,000		18,000
Other sources of liquidity:
Brokered deposits	773,945	162,212	611,733
Unencumbered securities	184,206		184,206
Total sources of liquidity	$3,030,851	$769,118	$2,261,733
(1)	Outstanding balance of FHLB advances includes letters of credit used to collateralize public fund deposits.

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Average quarterly balances	2025	2025	2025	2024	2024
Assets:
Loans, net:
Taxable	$3,736,269	$3,707,650	$3,698,124	$3,757,273	$3,790,138
Tax-exempt	269,757	282,406	280,555	278,429	278,496
Total loans, net	4,006,026	3,990,056	3,978,679	4,035,702	4,068,634
Investments:
Taxable	553,151	540,424	555,910	541,526	611,032
Tax-exempt	98,608	86,899	87,072	87,419	89,532
Total investments	651,759	627,323	642,982	628,945	700,564
Interest-bearing balances with banks	9,441	9,186	11,197	9,116	10,820
Federal funds sold	33,443	39,084	25,979	129,517	92,171
Total interest-earning assets	4,700,669	4,665,649	4,658,837	4,803,280	4,872,189
Other assets	366,809	348,685	349,840	400,179	419,005
Total assets	$5,067,478	$5,014,334	$5,008,677	$5,203,459	$5,291,194
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$3,353,559	$3,373,916	$3,437,355	$3,573,321	$3,607,405
Noninterest-bearing	905,385	897,212	875,053	904,274	908,776
Total deposits	4,258,944	4,271,128	4,312,408	4,477,595	4,516,181
Short-term borrowings	29,208	35,587	20,176	39,319	43,895
Long-term debt	129,524	101,066	97,769	111,135	111,804
Subordinated debt	83,149	55,622	33,000	33,000	33,000
Junior subordinated debt	8,098	8,075	8,050	8,026	8,000
Other liabilities	55,530	52,608	58,018	56,445	96,177
Total liabilities	4,564,453	4,524,086	4,529,421	4,725,520	4,809,057
Stockholders’ equity	503,025	490,248	479,256	477,939	482,137
Total liabilities and stockholders’ equity	$5,067,478	$5,014,334	$5,008,677	$5,203,459	$5,291,194

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2025	2025	2025	2024	2024
Core net income per share:
Net income (loss) GAAP	$15,246	$16,956	$15,009	$6,087	$(4,337)
Adjustments:
Add: ACL provision for FNCB acquired legacy loans					14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment					1,885
Add: Acquisition related expenses	16	66	154	4,990	9,653
Less: Acquisition related expenses tax adjustment	3	14	34	1,089	1,270
Core net income	$15,259	$17,008	$15,129	$9,988	$16,489
Average common shares outstanding - diluted	10,086,915	10,082,260	10,043,186	10,051,337	10,044,449
Core net income per diluted share	$1.51	$1.69	$1.51	$0.99	$1.64

Tangible book value:
Total stockholders’ equity	$509,260	$494,096	$481,854	$468,950	$475,051
Less: Goodwill	75,986	75,986	75,986	76,325	76,958
Less: Other intangible assets, net	29,239	30,778	32,488	34,197	35,907
Total tangible stockholders’ equity	$404,035	$387,332	$373,380	$358,428	$362,186
Common shares outstanding	9,994,595	9,994,696	9,995,483	9,990,724	9,994,648
Tangible book value per share	$40.43	$38.75	$37.35	$35.88	$36.24

Core return on average stockholders’ equity:
Net income (loss) GAAP	$15,246	$16,956	$15,009	$6,087	$(4,337)
Adjustments:
Add: ACL provision for FNCB acquired legacy loans					14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment					1,885
Add: Acquisition related expenses	16	66	154	4,990	9,653
Less: Acquisition related expenses tax adjustment	3	14	34	1,089	1,270
Core net income	$15,259	$17,008	$15,129	$9,988	$16,489
Average stockholders’ equity	$503,025	$490,248	$479,256	$477,939	$482,137
Core return on average stockholders’ equity	12.03%	13.92%	12.80%	8.31%	13.61%

Return on average tangible stockholders' equity:
Net income (loss) GAAP	$15,246	$16,956	$15,009	$6,087	$(4,337)
Average stockholders’ equity	$503,025	$490,248	$479,256	$477,939	$482,137
Less: average intangibles	106,111	106,764	109,386	112,399	113,032
Average tangible stockholders’ equity	$396,914	$383,484	$369,870	$365,540	$369,105
Return on average tangible stockholders’ equity	15.24%	17.73%	16.46%	6.62%	(4.67)%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$15,246	$16,956	$15,009	$6,087	$(4,337)
Adjustments:
Add: ACL provision for FNCB acquired legacy loans					14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment					1,885
Add: Acquisition related expenses	16	66	154	4,990	9,653
Less: Acquisition related expenses tax adjustment	3	14	34	1,089	1,270
Core net income	$15,259	$17,008	$15,129	$9,988	$16,489
Average stockholders’ equity	$503,025	$490,248	$479,256	$477,939	$482,137
Less: average intangibles	106,111	106,764	109,386	112,399	113,032
Average tangible stockholders’ equity	$396,914	$383,484	$369,870	$365,540	$369,105
Core return on average tangible stockholders’ equity	15.25%	17.79%	16.59%	10.87%	17.77%

Core return on average assets:
Net income (loss) GAAP	$15,246	$16,956	$15,009	$6,087	$(4,337)
Adjustments:
Add: ACL provision for FNCB acquired legacy loans					14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment					1,885
Add: Acquisition related expenses	16	66	154	4,990	9,653
Less: Acquisition related expenses tax adjustment	3	14	34	1,089	1,270
Core net income	$15,259	$17,008	$15,129	$9,988	$16,489
Average assets	$5,067,478	$5,014,334	$5,008,677	$5,203,459	$5,291,194
Core return on average assets	1.19%	1.36%	1.23%	0.76%	1.24%

Pre-provision net revenue (PPNR) per share:
Income (Loss) before taxes (GAAP)	$18,844	$20,421	$18,251	$5,815	$(4,994)
Add: ACL provision for FNCB acquired legacy loans					14,328
Add: (Credit to) provision for credit losses	(838)	(239)	200	3,369	130
Add: Provision for (credit to) credit losses on unfunded commitments	252	172	(202)	452	(785)
PPNR (non-GAAP)	$18,258	$20,354	$18,249	$9,636	$8,679
Average common shares outstanding-diluted	10,086,915	10,082,260	10,043,186	10,051,337	10,044,449
PPNR per share (non-GAAP)	$1.81	$2.02	$1.82	$0.96	$0.86

Core pre-provision net revenue (PPNR) per share:
Income (Loss) before taxes (GAAP)	$18,844	$20,421	$18,251	$5,815	$(4,994)
Add: Acquisition related expenses	16	66	154	4,990	9,653
Add: ACL provision for FNCB acquired legacy loans					14,328
Add: (Credit to) provision for credit losses	(838)	(239)	200	3,369	130
Add: Provision for (credit to) credit losses on unfunded commitments	252	172	(202)	452	(785)
Core PPNR (non-GAAP)	$18,274	$20,420	$18,403	$14,626	$18,332
Average common shares outstanding-diluted	10,086,915	10,082,260	10,043,186	10,051,337	10,044,449
Core PPNR per share (non-GAAP)	$1.81	$2.03	$1.83	$1.46	$1.83

(1)	Current year quarters and fourth quarter 2024 tax adjustments use a rate of 21.8%, prior quarters use the effective tax rate for the quarter.

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Sept 30	Sept 30
Nine months ended	2025	2024
Core net income per share:
Net income GAAP	$47,211	$2,411
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		1,307
Add: Acquisition related expenses	236	11,210
Less: Acquisition related expenses tax adjustment	51	1,023
Core net income	$47,396	$25,619
Average common shares outstanding - diluted	10,070,947	8,094,036
Core net income per diluted share	$4.71	$3.17

Core return on average stockholders’ equity:
Net income GAAP	$47,211	$2,411
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		1,307
Add: Acquisition related expenses	236	11,210
Less: Acquisition related expenses tax adjustment	51	1,023
Core net income	$47,396	$25,619
Average stockholders’ equity	490,934	388,206
Core return on average stockholders’ equity	12.91%	8.82%

Return on average tangible stockholders' equity:
Net income GAAP	$47,211	$2,411
Average stockholders’ equity	490,934	388,206
Less: average intangibles	107,736	79,924
Average tangible stockholders’ equity	$383,198	$308,282
Return on average tangible stockholders’ equity	16.47%	1.04%

Core return on average tangible stockholders’ equity:
Net income GAAP	$47,211	$2,411
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		1,307
Add: Acquisition related expenses	236	11,210
Less: Acquisition related expenses tax adjustment	51	1,023
Core net income	$47,396	$25,619
Average stockholders’ equity	490,934	388,206
Less: average intangibles	107,736	79,924
Average tangible stockholders’ equity	$383,198	$308,282
Core return on average tangible stockholders’ equity	16.54%	11.10%

Core return on average assets:
Net income GAAP	$47,211	$2,411
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		1,307
Add: Acquisition related expenses	236	11,210
Less: Acquisition related expenses tax adjustment	51	1,023
Core net income	$47,396	$25,619
Average assets	5,032,472	4,191,695
Core return on average assets	1.26%	0.82%

Pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$57,516	$2,653
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		1,307
Add: (Credit to) provision for credit losses	(877)	1,434
Add: (Credit to) provision for credit losses on unfunded commitments	222	(495)
PPNR (non-GAAP)	$56,861	$17,603
Average common shares outstanding-diluted	10,070,947	8,094,036
PPNR per share (non-GAAP)	$5.65	$2.17

Core pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$57,516	$2,653
Add: ACL provision for FNCB acquired legacy loans		14,328
Add: Acquisition related expenses	236	11,210
Add: (Credit to) provision for credit losses	(877)	1,434
Add: (Credit to) provision for credit losses on unfunded commitments	222	(495)
Core PPNR (non-GAAP)	$57,097	$29,130
Average common shares outstanding-diluted	10,070,947	8,094,036
Core PPNR per share (non-GAAP)	$5.67	$3.60

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three and nine months ended September 30, 2025 and 2024:

Three months ended September 30	2025	2024
Interest income (GAAP)	$65,164	$68,284
Adjustment to FTE	714	720
Interest income adjusted to FTE (non-GAAP)	65,878	69,004
Interest expense	23,981	29,040
Net interest income adjusted to FTE (non-GAAP)	$41,897	$39,964

Nine months ended September 30	2025	2024
Interest income (GAAP)	$192,925	$145,657
Adjustment to FTE	2,134	1,666
Interest income adjusted to FTE (non-GAAP)	195,059	147,323
Interest expense	69,997	68,179
Net interest income adjusted to FTE (non-GAAP)	$125,062	$79,144

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and nine months ended September 30, 2025 and 2024:

Three months ended September 30	2025	2024
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$28,678	$35,499
Less: Amortization of intangible assets expense	1,515	1,665
Less: Acquisition related expenses	16	9,653
Noninterest expense (non-GAAP)	27,147	24,181

Net interest income (GAAP)	41,183	39,244
Plus: Taxable equivalent adjustment	714	720
Noninterest income (GAAP)	5,501	5,719
Less: Net (losses) gains on equity securities	(21)	175
Less: (Losses) gains on sale of fixed assets	(615)	(3)
Net interest income (FTE) plus noninterest income (non-GAAP)	$48,034	$45,511
Efficiency ratio (non-GAAP)	56.52%	53.13%

Nine months ended September 30	2025	2024
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$84,293	$71,728
Less: Amortization of intangible assets expense	4,882	1,665
Less: Acquisition related expenses	236	11,210
Noninterest expense (non-GAAP)	79,175	58,853

Net interest income (GAAP)	122,928	77,478
Plus: Taxable equivalent adjustment	2,134	1,666
Noninterest income (GAAP)	18,004	12,665
Less: Net gains (losses) on equity securities	43	155
Less: Gains on sale of fixed assets	65	1
Net interest income (FTE) plus noninterest income (non-GAAP)	$142,958	$91,653
Efficiency ratio (non-GAAP)	55.38%	64.21%